Exhibit 5

FORM OF IRREVOCABLE PROXY AND POWER OF ATTORNEY

[DATE]

1. Grant of Irrevocable Proxy. Subject to the terms of this Irrevocable Proxy and Power of Attorney, the undersigned stockholder (the “Stockholder”) of Brown-Forman Corporation, a Delaware corporation (the “Company”), hereby irrevocably grants an irrevocable proxy and power of attorney to the undersigned proxy holder (the “Proxy Holder”), and hereby irrevocably appoints the Proxy Holder as the sole and exclusive attorney-in-fact and proxy of the Stockholder, with full power of substitution and re-substitution, to vote and exercise all voting, consent and related rights (including, without limitation, all rights to grant a proxy with respect to the Shares or provide instructions or directions as to the exercise of voting or consent rights of such Shares) with respect to all of the Shares. Without limitation of the foregoing, the Proxy Holder, with full power of substitution and re-substitution, is hereby authorized and empowered by the undersigned Stockholder, at any time prior to the Termination Date, to act as the undersigned Stockholder’s attorney-in-fact and proxy to exercise all voting, consent and similar rights (including, without limitation, all rights to grant a proxy with respect to the Shares or provide instructions or directions as to the exercise of voting or consent rights of such Shares) of the undersigned Stockholder with respect to all of the Shares at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting. The Stockholder expressly acknowledges and agrees that the Proxy Holder will execute an Irrevocable Proxy Substitution and Agreement in the form attached hereto as Exhibit A in favor of Wolf Pen Branch, LP, a Delaware limited partnership (“Holdco”), promptly following execution of this Irrevocable Proxy and Power of Attorney and, as a consequence thereof, Holdco will undertake all obligations of the Proxy Holder pursuant to this Irrevocable Proxy and Power of Attorney, including, without limitation, all right to vote or act by consent with respect to the Shares, and the Proxy Holder shall thereafter have no such rights and will be bound by the obligations contained therein. In addition, Holdco shall be an express third party beneficiary of this Irrevocable Proxy and Power of Attorney. Capitalized terms not otherwise defined herein have the meanings given to such terms in Section 18 hereof.

2. Stockholder Representations and Warranties. The Stockholder represents and warrants to the Proxy Holder that (a) the Shares owned by the Stockholder as of the date of this Irrevocable Proxy and Power of Attorney are owned beneficially and of record by and in the name of the Stockholder and are listed on the signature page of this Irrevocable Proxy and Power of Attorney, (b) the Stockholder is and, subject to the consummation of any partial Transfer pursuant to Section 4 or Section 5 hereof, until the Termination Date will be, the record and beneficial owner of the Shares, (c) the Stockholder has and, subject to the consummation of any partial Transfer pursuant to Section 4 or Section 5 hereof, until the Termination Date will have, good, valid, and marketable title to the Shares, (d) there exist, and, subject to the consummation of any partial Transfer pursuant to Section 4 or Section 5 hereof, through the Termination Date there will exist, no liens, claims, options, proxies, voting agreements, charges, or encumbrances of whatever nature which would restrict the voting or consent of, or other actions in respect of, the Shares as contemplated hereby, and (e) the execution of this Irrevocable Proxy and Power of Attorney by the Stockholder does not, and the performance by it of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the

Stockholder is a party or by which the Stockholder is bound, or any judgment, decree, or order applicable to the Stockholder or the Shares.

3. Transfer Restrictions. From the date hereof until the Termination Date, the Stockholder will not, directly or indirectly (by operation of law or otherwise), transfer, sell, assign, dispose, donate, pledge, bequest, hypothecate, convey, encumber or otherwise dispose of (and will not permit any such transfer, sale, assignment, disposition, donation, pledge, bequest, hypothecation, conveyance, encumbrance or other disposition of) any of the Shares or any interest therein by any means whatsoever (any of the foregoing, a “Transfer”). Any Transfer not made in accordance with the terms of Section 4 or Section 5 shall be null and void ab initio.

4. Transfers to Brown Family Transferees.

(a) Notwithstanding anything set forth in Section 3, the Stockholder may Transfer the Shares or any interest therein to any Brown Family Transferee pursuant to the terms of this Section 4.

(b) No Transfer to a Brown Family Transferee shall be made or become effective pursuant to this Section 4 unless:

(i) no later than five (5) Business Days prior to the proposed effective date of the Transfer, the Stockholder delivers written notice of the intended Transfer (the “Brown Family Transferee Notice”) to the Proxy Holder, Holdco and the Company; and

(ii) on or prior to the effective date of the Transfer, the Stockholder and the Brown Family Transferee shall have provided all such additional information reasonably requested by the Proxy Holder, counsel to Holdco and/or the Company in connection with or related to such Transfer, including any information requested for purposes of compliance with any applicable obligations of the Proxy Holder, Holdco and/or the Company under any applicable federal or state law, including, but not limited to, the Securities Exchange Act of 1934, as amended.

(c) On or prior to the effective date of the Transfer:

(i) the Stockholder shall deliver to the Proxy Holder an executed and completed copy of the agreement and all other related documents memorializing such Transfer, which shall be consistent with the terms of the Brown Family Transferee Notice.

(ii) if the Brown Family Transferee has not already granted a proxy and power of attorney to Holdco or any Branch Entity (including the Proxy Holder) in substantially the form of this Irrevocable Proxy and Power of Attorney (a “Pre-Existing Proxy”), such Brown Family Transferee shall deliver an executed copy of a proxy and power of attorney in substantially the form of this Irrevocable Proxy and Power of Attorney to the Proxy Holder or, if the Brown Family Transferee is a member of a different branch of the Brown family than the Stockholder, the applicable Branch Entity of the Brown Family Transferee’s branch of the Brown family.

(iii) if the Brown Family Transferee is already a party to a Pre-Existing Proxy, such Brown Family Transferee shall deliver a notice pursuant to Section 6 of such Pre-Existing Proxy agreeing that the Shares acquired in such Transfer shall be subject to and bound by the terms of such Pre-Existing Proxy to the Proxy Holder or, if the Brown Family Transferee is a member of a different branch of the Brown family than the Stockholder, the applicable Branch Entity of the Brown Family Transferee’s branch of the Brown family.

5. Third Party Transfers.

(a) Notwithstanding anything set forth in Section 3, a Stockholder may Transfer any Shares to any Person who is not a Brown Family Transferee (a “Third Party Transferee”) provided that:

(i) no later than 180 days prior to the proposed effective date of the Transfer, the Stockholder delivers to the Proxy Holder, Holdco and the Company written notice of such proposed Transfer (the “Third Party Transfer Notice”);

(ii) on or prior to the effective date of the Transfer, the Stockholder and the Third Party Transferee shall have provided to the Proxy Holder, counsel to Holdco and/or the Company all information reasonably requested by the Proxy Holder, counsel to Holdco and/or the Company in connection with or related to such Transfer, including any information requested for purposes of compliance with any applicable obligations of the Proxy Holder, Holdco and/or the Company under any applicable federal or state law, including, but not limited to, the Securities Exchange Act of 1934, as amended;

(iii) on the effective date of the Transfer, the Stockholder shall have delivered written notice to the Proxy Holder, Holdco and the Company of the effective date of such Transfer (the “Transfer Completion Notice”); and

(b) In the event that a Stockholder has complied with Section 5(a), the Stockholder shall be permitted to Transfer the Shares contemplated by the Third Party Transfer Notice to the Third Party Transferee, provided that (i) the Stockholder may not Transfer Shares in excess of the number of Shares covered by the Third Party Transfer Notice, and (ii) the Stockholder will not be permitted to Transfer Shares covered by the Third Party Transfer Notice on a date that is more than 240 days following the date of the Third Party Transfer Notice without again following the same procedures set forth in this Section 5.

6. Acquisition of Additional Shares. Following the effective date of this Irrevocable Proxy and Power of Attorney, if the Stockholder desires to cause additional Shares held by such Stockholder to be subject to this Irrevocable Proxy and Power of Attorney, the Stockholder shall deliver to the Proxy Holder, counsel to Holdco and the Company a completed and executed written notice. For the avoidance of doubt, the Stockholder acknowledges and agrees that if it is the recipient of Shares as a Brown Family Transferee, such Stockholder is required to deliver a notice under this Section 6 with respect to such Shares as a condition to the effectiveness of the Transfer of such Shares.

7. Amendment. No amendment, modification, replacement, termination or cancellation of any provision of this Irrevocable Proxy and Power of Attorney will be valid, unless the same shall be in writing and signed by all parties hereto. No waiver by the Proxy Holder of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to affect in any way any of the rights of the Proxy Holder arising hereunder. Notwithstanding the foregoing, Section 16 of this Irrevocable Proxy and Power of Attorney may not be amended, altered or modified, and no provision of this Irrevocable Proxy and Power of Attorney inconsistent therewith may be adopted, without the prior written consent of the Company.

8. Coupled with an Interest. The Stockholder hereby acknowledges and agrees that the foregoing grant of proxy and power of attorney to the Proxy Holder is coupled with an interest sufficient in law to support an irrevocable power.

9. Revocation of Prior Proxies. Upon the Stockholder’s execution of this Irrevocable Proxy and Power of Attorney, any and all prior proxies given or purported to have been given by the undersigned Stockholder with respect to the Shares shall hereby be automatically revoked.

10. Termination Date. This Irrevocable Proxy and Power of Attorney shall terminate and be of no further force or effect on the earliest to occur of: (a) the date on which the Stockholder has Transferred all of the Shares of such Stockholder in accordance with the terms of Section 4 or Section 5; (b) the Holdco Dissolution Date; or (c) the Proxy Holder Withdrawal Date (such date, the “Termination Date”). In addition, in the event that the Stockholder has Transferred some, but not all, of the Shares of such Stockholder in accordance with the terms of Section 4 or Section 5, this Irrevocable Proxy and Power of Attorney shall terminate and be of no further force or effect with respect to the Shares so Transferred on the effective date of such Transfer. Subject to the preceding sentences, it is acknowledged and agreed that the term of this Irrevocable Proxy may exceed three (3) years.

11. Effect of Termination. Upon the Termination Date, this Irrevocable Proxy and Power of Attorney shall immediately become void and there shall be no liability or obligation on the part of the Stockholder or the Proxy Holder; provided, however, that no such termination shall relieve a party of liability for breach prior to the Termination Date.

12. Exclusive Jurisdiction. The Stockholder and the Proxy Holder agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Irrevocable Proxy and Power of Attorney shall be brought only to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court sitting in the State of Delaware. The Stockholder and the Proxy Holder each consent to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 15.

Nothing in this Section 12, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

13. Governing Law. This Irrevocable Proxy and Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

14. Specific Performance. The Stockholder hereby agrees and acknowledges that the Proxy Holder and Holdco would be irreparably harmed in the event of a breach by the Stockholder of the Stockholder’s obligations hereunder, that monetary damages may not be an adequate remedy for such breach and that the Proxy Holder shall be entitled to specific performance or injunctive relief, without the need to post a bond or other security, in addition to any other remedy that the Proxy Holder may have at law or in equity, in the event of such breach.

15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of electronic transmission by facsimile or e-mail, in each case to the intended recipient at the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

If to the Proxy Holder, at the address set forth on the signature page hereto.

If to the Stockholder, to the address set forth on the signature page hereto.

If to Holdco:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, TN 37201

Attention: James H. Cheek, III (E-mail: jcheek@bassberry.com)

If to the Company:

Brown-Forman Corporation

850 Dixie Highway

Louisville, Kentucky 40210

Attention: Michael Carr (E-mail: mike_carr@b-f.com)

16. Restricted Transactions.

(a) Until the earlier to occur of (i) the third anniversary of the date of this Irrevocable Proxy and Power of Attorney and (ii) the Termination Date, the Stockholder hereby agrees that neither the Stockholder nor any of the Stockholder’s Affiliates shall engage in any Restricted Transaction with the Company unless such Restricted Transaction has been approved in advance by the Audit Committee of the Board of Directors of the Company or another independent committee of the Board of Directors of the Company. The Company shall be an express third party beneficiary of this Irrevocable Proxy and Power of Attorney solely for purposes of enforcing the obligations and agreements of the Stockholder set forth in this Section 16.

(b) For purposes of this Section 16:

(i) “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

(ii) The terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

(iii) “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Company in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Company in good faith.

(iv) “Restricted Transaction” means (1) any merger or consolidation of the Company or any subsidiary thereof with (A) the Stockholder, or (B) any other Person which is, or after such merger or consolidation would be, an Affiliate of the Stockholder; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with the Stockholder or any Affiliate of the Stockholder of any assets of the Company or any subsidiary thereof having an aggregate Fair Market Value of $1,000,000 or more; (3) the issuance or transfer by the Company or any subsidiary thereof (in one transaction or a series of related transactions) of any securities of the Company or any subsidiary thereof to the Stockholder or any Affiliate of the Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; (4) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of the Stockholder or any Affiliate of the Stockholder; or (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving the Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any subsidiary of the Company which is directly or indirectly owned by the Stockholder or any Affiliate of the Stockholder; provided that for the avoidance of doubt, a repurchase of shares of capital stock of the Company by the Company or any subsidiary thereof that has been approved by the Board of Directors or any committee thereof (either in the specific case or pursuant to a share repurchase program) shall not be considered a reclassification of securities or recapitalization of the Company for purposes of this Section 16(b)(iv)(5).

17. Counterparts. This Irrevocable Proxy and Power of Attorney may be executed in two (2) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

18. Definitions.

“Branch Entities” means Alcyone Spirits, LLC; Bodley Partners, LLC; CBGB 2017 LP; Dogwood Hill Holdings, LLC; Little Goose Creek, LLC; Southfork LLC; and White Oak Partners, LLC.

“Brown Family Transferee” means (a) Holdco, including its subsidiaries or any successor entity thereof, (b) any of the Branch Entities, including their respective subsidiaries or any successor entities, or (c) any Related Transferee.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

“Holdco Dissolution Date” means the date that the dissolution, liquidation or winding up of Holdco has become effective.

“Included Descendant” means with respect to any Stockholder that is a natural person, any direct legal descendant of Owsley Brown I (by birth or adoption) who is a member of a family branch that has created a Branch Entity.

“Participating Brown Family Affiliate” any Person who has contributed shares of capital stock of the Company to Holdco or any Branch Entity for contribution to Holdco that continue to be held by Holdco or any Branch Entity, as applicable, or granted an Irrevocable Proxy and Power of Attorney over shares of capital stock of the Company to Holdco or any Branch Entity which remains in effect.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, association, trust, business trust, governmental entity, unincorporated organization, estate or other entity.

“Proxy Holder Withdrawal Date” means the date that the Proxy Holder or a successor entity of the Proxy Holder ceases to be a limited partner of Holdco.

“Related Transferee” means (a) any Participating Brown Family Affiliate, (b) any Included Descendant, (c) the current spouse of any Included Descendant, (d) any Person created or controlled by one or more Included Descendants that is primarily for the benefit of Included Descendants, spouses of Included Descendants, and organizations described in Section 170(c) of the Internal Revenue Code of 1986, as amended.

“Shares” means (a) the shares of capital stock of the Company set forth on the signature page hereto, together with any shares of capital stock of the Company with voting power issued in connection with a stock split, subdivision, reverse stock split, dividend, reclassification, reorganization or other similar transaction in respect of such Shares (the “Derivative Shares”); (b) any shares of capital stock of the Company that hereafter may be owned beneficially and of record by the Stockholder which the Stockholder has elected to be subject to this Irrevocable Proxy and Power of Attorney in accordance with Section 6 hereof, together with any Derivative Shares issued in respect of such Shares; and (c) any and all other shares or securities of the Company issued or issuable in respect thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Stockholder has granted this Irrevocable Proxy and Power of Attorney to the undersigned Proxy Holder on the date first written above.

STOCKHOLDER:

Stockholder Name	Shares of Class A Common Stock Subject to Proxy	Notice Address	Name and Title of Authorized Signatory (if entity Stockholder)	Signature of Stockholder or Authorized Signatory
[insert name]	[insert no. of shares]	[ADDRESS] Attention: [*] Facsimile No: [*] E-mail: [*]	[insert name] [insert title]

PROXY HOLDER:

Proxy Holder Name	Notice Address	Name and Title of Authorized Signatory	Signature of Authorized Signatory
[insert name]	[ADDRESS] Attention: [*] Facsimile No: [*] E-mail: [*]	[insert name] [insert title]

[Signature Page to Irrevocable Proxy and Power of Attorney]

Exhibit A

IRREVOCABLE PROXY SUBSTITUTION AND AGREEMENT

1. Proxy Substitution. Pursuant to one or more irrevocable proxies and powers of attorney (each, a “Proxy Agreement” and collectively, the “Proxy Agreements”), the undersigned proxy holder (the “Proxy Holder”) was appointed as proxy and power of attorney, with full power of substitution, by each of the stockholders of Brown-Forman Corporation, a Delaware corporation (the “Company”), set forth in the proxy ledger maintained by the Proxy Holder (each, a “Stockholder” and collectively, the “Stockholders”). The Proxy Holder, having been granted by each of the Stockholders the power to appoint a substitute pursuant to the grant of proxy in respect of all of the Shares (as set forth opposite such Stockholders’ names on the proxy ledger maintained by the Proxy Holder), hereby appoints Wolf Pen Branch, LP, a Delaware limited partnership (“Holdco”), as substitute proxy (the “Substitute Proxy”), with full power of re-substitution, and thereby to have all rights of the Proxy Holder (including, without limitation, all rights to grant a proxy with respect to the Shares or provide instructions or directions as to the exercise of voting or consent rights of such Shares) as set forth in each of the Proxy Agreements. The Proxy Holder acknowledges and agrees that, subject to the terms of this Irrevocable Proxy Substitution and Agreement, this substitution shall be irrevocable and agrees that the Proxy Holder shall not, and is not permitted to, take any action as Proxy Holder with respect to any of the Shares pursuant to the Proxy Agreements.

2. Proxy Holder Representations and Warranties. The Proxy Holder represents and warrants to the Substitute Proxy that the execution of this Irrevocable Proxy Substitution and Agreement by the Proxy Holder does not, and the performance by it of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default under the Proxy Holder’s organizational documents, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the Proxy Holder is a party or by which the Proxy Holder is bound, or any judgment, decree, or order applicable to the Proxy Holder.

3. Proxy Holder Covenants. The Proxy Holder hereby covenants and agrees that it shall not take or agree to take any action to amend, modify, replace, terminate, cancel, or otherwise alter any of the Proxy Agreements (or waive any rights thereunder or take any action adverse to the rights of the Substitute Proxy) without the prior written consent of the Substitute Proxy. The Proxy Holder hereby further covenants that it will work with the Substitute Proxy from time to time to update the proxy ledger maintained by the Proxy Holder.

4. Revocation of Proxy Substitution. The appointment of the Substitute Proxy as the substitute proxy holder of the Proxy Holder with respect to any Shares pursuant to this Irrevocable Proxy Substitution and Agreement shall automatically be revoked contemporaneously with the termination of the Proxy Agreement with respect to such Shares in accordance with its terms and, thereafter, this Irrevocable Proxy Substitution and Agreement shall be of no further force and effect with respect to such Shares. On the effective date of the termination of any such Proxy Agreement, the Proxy Holder shall deliver a written notice of the termination of such Proxy Agreement to the Substitute Proxy in the manner provided for the giving of notices in Section 10 (a “Revocation Notice”). Upon any Transfer, the Proxy Holder

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shall update the proxy ledger maintained by the Proxy Holder to revise or delete, as applicable, the references to the Shares implicated by such Transfer.

5. Termination. This Irrevocable Proxy Substitution and Agreement shall terminate and be of no further force or effect contemporaneously with the termination of the last of the Proxy Agreements to which the Proxy Holder is a party that is then in effect pursuant to its terms (the “Termination Date”); provided, however, that the Substitute Proxy will have the ability at any time to terminate this Irrevocable Proxy Substitution and Agreement with respect to any of the Shares subject to this Irrevocable Proxy Substitution and Agreement by providing written notice to the Proxy Holder.

6. Effect of Termination. Upon the Termination Date, this Irrevocable Proxy Substitution and Agreement shall immediately become void and there shall be no liability or obligation on the part of the Proxy Holder or the Substitute Proxy; provided, however, that no such termination shall relieve a party of liability for breach prior to the Termination Date.

7. Exclusive Jurisdiction. The Substitute Proxy and the Proxy Holder agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Irrevocable Proxy Substitution and Agreement shall be brought only to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court sitting in the State of Delaware. Each of the Substitute Proxy and the Proxy Holder each consent to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10. Nothing in this Section 7, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

8. Governing Law. This Irrevocable Proxy Substitution and Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

9. Specific Performance. The Proxy Holder hereby agrees and acknowledges that the Substitute Proxy would be irreparably harmed in the event of a breach by the Proxy Holder of the Proxy Holder’s obligations hereunder, that monetary damages may not be an adequate remedy for such breach and that the Substitute Proxy shall be entitled to specific performance or injunctive relief, without the need to post a bond or other security, in addition to any other remedy that the Substitute Proxy may have at law or in equity, in the event of such breach.

10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) on the date of confirmation of receipt (or the first (1st) Business Day following

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such receipt if the date of such receipt is not a Business Day) of electronic transmission by facsimile or e-mail, in each case to the intended recipient at the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

If to the Proxy Holder, at the address set forth on the signature page hereto.

If to the Substitute Proxy, at the address set forth on the signature page hereto.

11. Restricted Transactions.

(a) Until the earlier to occur of (i) the third anniversary of the date of this Irrevocable Proxy and Power of Attorney and (ii) the Termination Date, the Proxy Holder hereby agrees that neither the Proxy Holder nor any of the Proxy Holder’s Affiliates, and the Substitute Proxy hereby agrees that neither the Substitute Proxy nor any of the Substitute Proxy’s Affiliates, shall engage in any Restricted Transaction with the Company unless such Restricted Transaction has been approved in advance by the Audit Committee of the Board of Directors of the Company or another independent committee of the Board of Directors of the Company. The Company shall be an express third party beneficiary of this Irrevocable Proxy Substitution and Agreement solely for purposes of enforcing the obligations and agreements of the Proxy Holder and the Substitute Proxy set forth in this Section 11.

(b) For purposes of this Section 11:

(i) “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

(ii) The terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

(iii) “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Company in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Company in good faith.

(iv) “Restricted Transaction” means (1) any merger or consolidation of the Company or any subsidiary thereof with (A) the Proxy Holder or any other Person which is, or after such merger or consolidation would be, an Affiliate of the Proxy Holder or (B) the

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Substitute Proxy or any other Person which is, or after such merger or consolidation would be, an Affiliate of the Substitute Proxy, as applicable; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with (A) the Proxy Holder or any Affiliate of the Proxy Holder or (B) the Substitute Proxy or any Affiliate of the Substitute Proxy, as applicable, of any assets of the Company or any subsidiary thereof having an aggregate Fair Market Value of $1,000,000 or more; (3) the issuance or transfer by the Company or any subsidiary thereof (in one transaction or a series of related transactions) of any securities of the Company or any subsidiary thereof to (A) the Proxy Holder or any Affiliate of the Proxy Holder or (B) the Substitute Proxy or any Affiliate of the Substitute Proxy, as applicable, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; (4) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of (A) the Proxy Holder or any Affiliate of the Proxy Holder or (B) the Substitute Proxy or any Affiliate of the Substitute Proxy, as applicable; or (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving the Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any subsidiary of the Company which is directly or indirectly owned by (A) the Proxy Holder or any Affiliate of the Proxy Holder or (B) the Substitute Proxy or any Affiliate of the Substitute Proxy, as applicable; provided that for the avoidance of doubt, a repurchase of shares of capital stock of the Company by the Company or any subsidiary thereof that has been approved by the Board of Directors or any committee thereof (either in the specific case or pursuant to a share repurchase program) shall not be considered a reclassification of securities or recapitalization of the Company for purposes of this Section 11(b)(iv)(5).

12. Amendment. No amendment, modification, replacement, termination or cancellation of any provision of this Irrevocable Proxy Substitution and Agreement will be valid, unless the same shall be in writing and signed by all parties hereto. No waiver by the Proxy Holder or the Substitute Proxy of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to affect in any way any of the rights of the Proxy Holder or the Substitute Proxy, as the case may be, arising hereunder. Notwithstanding the foregoing, Section 11 of this Irrevocable Proxy Substitution and Agreement may not be amended, altered or modified, and no provision of this Irrevocable Proxy Substitution and Agreement inconsistent therewith may be adopted, without the prior written consent of the Company.

13. Counterparts. This Irrevocable Proxy Substitution and Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

14. Definitions. Unless otherwise defined in this Irrevocable Proxy Substitution and Agreement, capitalized terms in this Irrevocable Proxy Substitution and Agreement shall have the same meaning ascribed to them in the Proxy Agreements.

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IN WITNESS WHEREOF, the undersigned Proxy Holder has granted this Irrevocable Proxy Substitution and Agreement to the undersigned Substitute Proxy on the date first written above.

PROXY HOLDER:

Proxy Holder Name	Notice Address	Name and Title of Authorized Signatory	Signature of Authorized Signatory
[insert name]	[ADDRESS] Attention: [*] Facsimile No: [*] E-mail: [*]	[insert name] [insert title]

SUBSTITUTE PROXY:

Substitute Proxy Name	Notice Address	Name and Title of Authorized Signatory	Signature of Authorized Signatory
[insert name]	[ADDRESS] Attention: [*] Facsimile No: [*] E-mail: [*]	[insert name] [insert title]

[Signature Page to Irrevocable Proxy Substitution and Agreement]